Exhibit (10)

                          OWENS CORNING

Long-Term Performance Incentive Plan Terms Applicable to Officers
              Other Than Certain Executive Officers


Set forth below are the Rules and Regulations of the Compensation Committee, promulgated under the Stock Performance Incentive Plan as amended on June 15, 1995, that constitute the long-term performance incentive plan terms applicable to those employees of the Company and its Subsidiaries who are elected or appointed officers of the Company, including members of the Board of Directors who are such employees, other than any such employees who are executive officers of the Company and whose remuneration for any performance period hereunder the Committee anticipates would not be deductible by the Company in whole or in part but for compliance with section 162(m)(4)(C) of the Internal Revenue Code of 1986 as amended ("162(m) Covered Employee"). Such long-term performance incentive plan terms are hereafter referred to as the "LT Plan".

1. All employees of the Company and its Subsidiaries who are elected or appointed officers of the Company, including members of the Board of Directors who are such employees, other than 162(m) Covered Employees, shall be eligible to be selected to participate in this LT Plan. The Committee may select the eligible employees who shall participate in this LT Plan in any performance period at any time before or during the first half of the performance period. Selection to participate in this LT Plan in any performance period does not require the Committee to, or imply that the Committee will, select the same person to participate in the LT Plan in any subsequent performance period.

2. Being selected to participate in this LT Plan in any performance period means, in the case of eligible executive officers of the Company, that the individual is being granted the opportunity to earn a cash award equal to the Fair Market Value of up to a specified number of shares of Company common stock if the Company attains performance goals established by the Committee for such performance period and the participant's employment by the Company, its Subsidiaries and Affiliates continues without interruption during that period ("phantom performance shares"). Payment for each phantom performance share that is earned shall be based on the Fair Market Value of a share of Company common stock on the date on which the Committee determines that the performance goals and any other material terms applicable to such phantom performance share were in fact satisfied.

     If the "target" performance goals designated by the Committee for any performance period are not attained or exceeded, then, any provision above of this paragraph 2 to the contrary notwithstanding, each executive officer who has been granted phantom performance shares for such performance period shall earn the number of such phantom performance shares determined in accordance with the next sentence if such officer's employment by the Company, its Subsidiaries and Affiliates continues for seven years (or such shorter period as the Committee may specify) after the close of such performance period. The number of phantom performance shares that shall be earned in such event shall be equal to (a) minus
     (b) where (a) is the number of phantom performance shares which the officer would have earned if the "target" performance goals had been attained but not exceeded in such performance period, and (b) is the number of phantom performance shares which the officer in fact earned in such performance period. Payment for each phantom performance share that is earned in such event shall be based on the Fair Market Value of a share of Company common stock on the last day of such seven year (or shorter) period (or, if there is no such share traded on such day, on the next preceding day on which such a share was traded).

     Phantom performance shares may be redeemed only for cash and may not be redeemed for equity securities in lieu of cash, and are not transferable by the participant other than by will or the laws of descent and distribution (within the meaning of SEC Rule 16b-3(a)(2)). If (and only if) the Committee expressly so provides at the time an eligible executive officer is selected to participate in this LT Plan in any performance period, the participant's award for such performance period may be paid in the form of shares of Company common stock rather than cash, in which case all provisions of this LT Plan applicable to phantom performance shares (other than the preceding sentence) shall likewise apply to the participant's opportunity to earn such shares of Company common stock. Being selected to participate in this LT Plan in any performance period means, in the case of participants other than executive officers of the Company, that the individual is being granted a combination of restricted shares of Company common stock and performance shares. The restricted shares shall entitle the participant to vote and receive dividends, but shall be non-transferable by the participant and shall be forfeited to the Company unless either (a) the Company achieves performance goals specified for such performance period and the participant's employment by the Company, its Subsidiaries and Affiliates continues without interruption during that period, or (b) the participant's employment by the Company, its Subsidiaries and Affiliates continues for seven years (or such shorter period as the Committee may specify) after the close of the performance period. The performance shares shall represent the opportunity to earn up to a specified number of shares of Company common stock in excess of the number of restricted shares, or their cash value (as the Committee may determine), if the Company achieves specified performance goals during the performance period that exceed the performance goals which must be achieved to earn the restricted shares and if the participant's employment by the Company, its Subsidiaries and Affiliates continues without interruption during that period.

3. At any time before or during the first half of each performance period, the Committee shall establish the method for computing the number of phantom performance shares, restricted shares and performance shares (as applicable) which each participant in the LT Plan for such performance period will earn under the LT Plan for such performance period if the performance goals established by the Committee for such performance period are attained in whole or in part and if the participant's employment by the Company, its Subsidiaries and Affiliates continues without interruption during that performance period. At any time before or during the first half of each performance period, the Committee shall also establish the performance goals for such performance period, which may be based on any of the following performance criteria, either alone or in any combination, and on either a consolidated or business unit level, as the Committee may determine, or on such other criteria as the Committee may select: sales growth, earnings per share growth, cash flow, cash flow from operations, operating profit growth, net income growth, operating margin, net income margin, return on net assets, return on total assets, return on common equity, return on total capital, and total shareholder return. The foregoing criteria shall have any definitions that the Committee may specify, which may include or exclude any or all of the following items as the Committee may specify: extraordinary, unusual or non-recurring items;
     effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuance of convertible debt securities); expenses for restructuring or productivity initiatives; other non-operating items; spending for acquisitions; effects of divestitures; and effects of asbestos activities and settlements. Any such performance criterion or combination of such criteria may apply to the participant's award opportunity in its entirety or to designated portion or portions of the award opportunity, as the Committee may specify.

     At any time prior to payment of an award for a performance period hereunder, the Committee may determine whether extraordinary items, such as capital gains and losses, which affect any performance criterion applicable to the award (including but not limited to the criterion of net income) shall be excluded or included in determining the extent to which the corresponding performance goal has been achieved.

 4. The first performance period under this LT Plan shall be the period commencing on July 1, 1995 and ending on December 31, 1997. New performance periods of three years' duration each shall commence on January 1, 1996 and on each subsequent anniversary of that date.

5. At any time before or during the first half of each performance period, the Committee shall establish the number of phantom performance shares which each eligible executive officer selected to participate in this LT Plan in such performance period, and the number of restricted shares and performance shares which each other eligible officer selected to participate in this LT Plan in such performance period, shall be granted the opportunity to earn if the performance goals applicable to such performance period are achieved in whole or in part. In no event shall any participant who is an executive officer be granted the opportunity to earn more than 50,000 shares (or the cash equivalent thereof) with respect to any performance period, and in no event shall any participant who is not an executive officer be granted the opportunity to earn more than 8,000 restricted shares and 4,000 performance shares with respect to any performance period. (The foregoing amounts represent the highest number of shares (or equivalent amount of cash) which the participants in question may be granted the opportunity to earn hereunder if the maximum performance objectives are achieved with respect to any performance period). The foregoing amounts shall be appropriately adjusted to reflect a change in corporate capitalization, such as a stock split or dividend, or a corporate transaction, such as any merger, consolidation, separation (including a spinoff or other distribution of property), reorganization, or partial or complete liquidation.

6. Payment of any phantom performance shares shall be contingent on continued employment by the Company, its Subsidiaries and Affiliates during the performance period to which such phantom performance shares relate. The only exceptions to this rule apply in the event of termination of employment by reason of death, Disability or Retirement
     (within the meaning of the Stock Performance Incentive Plan as amended by the Board of Directors on June 15, 1995
     (SPIP)), or in the event of a Change of Control of the Company (within the meaning of the SPIP), during a performance period, in which case the following provisions shall apply. In the event that the employment of a participant who has been granted phantom performance shares with respect to a performance period terminates by reason of death or Disability during such performance period, the participant shall be paid the cash value of the number of phantom performance shares, if any, that the participant would have earned for such performance period if the participant's employment had not terminated prior to the end of the performance period, multiplied by a fraction the numerator of which shall be the number of full calendar months elapsed in the performance period prior to the termination of employment and the denominator of which shall be 30, in the case of the first performance period, or 36, in the case of subsequent performance periods. Such fractional amount shall be paid at the time payment would have been made if the participant's employment had not terminated prior to the end of the performance period. In the case of a Change of Control during a performance period, all phantom performance shares then outstanding shall become fully vested, earned and payable as if maximum performance levels were attained and shall be cashed out by the Company as of the date the Change of Control occurs, if and to the extent so provided in Article 8 of the SPIP.
     In the event that the employment of a participant who has been granted phantom performance shares with respect to a performance period terminates by reason of Retirement during such performance period, the participant may (but need not, as the Committee may determine) be paid the cash value of the number of phantom performance shares, if any, that the participant would have earned for such performance period if the participant's employment had not terminated prior to the end of the performance period, multiplied by a fraction the numerator of which shall be the number of full calendar months elapsed in the performance period prior to termination of employment and the denominator of which shall be 30, in the case of the first performance period, or 36, in the case of subsequent performance periods. Any such payment shall be made at the time payment would have been made if the participant's employment had not terminated prior to the end of the performance period. A participant whose employment terminates prior to the end of a performance period for any reason not excepted above shall not be entitled to any payment for phantom performance shares granted to such participant for that performance period.

7.   In the event that the employment of a participant who has
     been granted restricted shares and performance shares with respect to a performance period terminates by reason of
     death or Disability during such performance period, the
     participant shall vest in that number of the restricted
     shares, if any, and shall be issued that number of
     performance shares, if any, that the participant would have vested in or been issued at the end of the performance period if the participant's employment had not terminated prior to the end of the performance period, multiplied by a fraction the
     numerator of which shall be the number of full calendar
     months elapsed in the performance period prior to the
     termination of employment and the denominator of which shall be 30, in the case of the first performance period, or 36, in the case of subsequent performance periods.  Such
     fractional number of shares shall be issued free of
     restrictions at the time shares would have vested or been issued if the participant's employment had not terminated prior to the end of the performance period. In the case of a Change of Control during a performance period, all restricted shares and performance shares granted with respect to such performance period that are then outstanding shall become fully vested, earned and distributable as if maximum performance levels were attained and shall be cashed out by the Company as of the date the Change of Control occurs, if and to the extent so provided in Article 8 of the
     SPIP.   In the event that the employment of a participant
     who has been granted restricted shares and performance
     shares with respect to a performance period terminates by
     reason of Retirement during such performance period, the
     participant may (but need not, as the Committee may
     determine) vest in the number of restricted shares and be
     issued the number of performance shares, if any, that
     the participant would have earned for such performance period if the participant's employment had not terminated prior to the end of the performance period, multiplied by a fraction the numerator of which shall be the number of full calendar
     months elapsed in the performance period prior to
     termination of employment and the denominator of which shall be 30, in the case of the first performance period, or 36, in the case of subsequent performance periods. Any such shares shall be issued free of restrictions at the time shares would have vested or been issued if the participant's employment had not terminated prior the end of the performance period. A participant whose employment terminates prior to the end of a performance period for any reason not excepted above shall not be entitled to vest in any restricted shares or be
     issued any performance shares granted to such participant
     for that performance period.  In the case of a Change of
     Control after a performance period, vesting of any
     restricted shares granted with respect to such performance period that are then outstanding shall continue to be
     contingent on the participant's continued employment for
     seven years (or such shorter period as the Committee may
     specify) after the close of such performance period, in
     accordance with paragraph 2 above.   If any termination of
     employment (whether by reason of death, Disability, Retirement or otherwise) occurs at any time after the conclusion of a performance period, any restricted shares that were granted with respect to such performance period and that are outstanding on the date of such termination of employment shall be forfeited.

8. Payment and vesting of any awards granted under this LT Plan shall be contingent upon stockholder approval at the 1996 Annual Meeting of Stockholders of the amendments to the Stock Performance Incentive Plan that were adopted by the Board of Directors on June 15, 1995. Unless and until such stockholder approval is obtained, no LT Plan award shall vest or be paid.

9. Except as provided otherwise in this LT Plan or by the Committee, payment and vesting of any award granted under this LT Plan shall be contingent upon satisfaction of the performance goals and employment conditions applicable to such award.

10. At any time during a performance period, and without the consent of any participant, the Committee may change the performance criteria and/or performance goals applicable to phantom performance shares, restricted shares and performance shares granted under this LT Plan for such performance period. Any such change may operate to the detriment or advantage of the affected participants.

11. All awards granted under this LT Plan, whether phantom performance shares, restricted shares or performance shares, are intended to constitute Stock Bonus Awards within the meaning of the SPIP, and are granted under and subject to the terms and conditions of the SPIP, which shall control in the event of any conflict. All such awards shall be documented by a written instrument issued to the participant and signed by a duly authorized representative of the Company. This LT Plan is not intended to confer any rights upon any individual to any award or with respect to any award. All such rights, if any, shall be governed by and determined exclusively in accordance with the written instrument issued to the participant in accordance with the foregoing provisions of this paragraph.

12.  Capitalized terms which are used but not defined in this LT
     Plan shall have the meanings ascribed to such terms in the SPIP, unless the context requires otherwise.

13. The Committee may amend or terminate this LT Plan at any time, provided that no such amendment or termination shall adversely affect any outstanding award without the written consent of the participant.

14. Any provision of this LT Plan to the contrary notwithstanding, (a) no provision of this LT Plan shall apply to any 162(m) Covered Employee, and (b) any provision of this LT Plan that would prevent an award to any 162(m)
     Covered Employee under any plan or arrangement other than this LT
     Plan from qualifying as "performance-based compensation" under section 162(m)(4)(C) of the Code shall be administered, interpreted and construed to enable such award to so qualify and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.